SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant
Check the appropriate box:
     Preliminary Proxy Statement
     Confidential, for use of the Commission only
          (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Prime Medical Services, Inc.

                (Name of Registrant as Specified In Its Charter)


    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
     $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(I)(3).
     Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:



         2)  Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:



         4)  Proposed maximum aggregate value of transaction:


         5)  Total fee paid:
         _______________________________________________

         Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:



         2)  Form, Schedule or Registration Statement No.:



         3)  Filing Party:



         4)  Date Filed:

                          PRIME MEDICAL SERVICES, INC.
                        1301 S. Capital of Texas Highway
                                   Suite C-300
                               Austin, Texas 78746

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 10, 1998


     Notice is hereby given that the Annual Meeting of Shareholders of Prime Medical Services, Inc., a Delaware corporation (the "Company"), will be held at Barton Creek Country Club, 8212 Barton Club Dr., Austin, Texas 78735, on Wednesday, June 10, 1998 at 8:30 a.m. Austin, Texas time for the following purposes:

      (a) To elect eight directors to serve on the Board of Directors;

      (b) To approve an amendment to the Company's 1993 Stock Option Plan; and

      (c) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     The close of business on April 27, 1998, has been fixed as the record date for the determination of Shareholders entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment(s) thereof.

     You are cordially invited and urged to attend the meeting, but if you are unable to attend the meeting, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                            By Order of the Board of Directors


                                            /s/ CHERYL L. WILLIAMS
                                            ----------------------
                                            CHERYL L. WILLIAMS, Secretary


Austin, Texas
May 8, 1998

                          PRIME MEDICAL SERVICES, INC.
                        1301 S. Capital of Texas Highway
                                   Suite C-300
                               Austin, Texas 78746


                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 10, 1998

     This Proxy Statement is sent to shareholders of Prime Medical Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at the Barton Creek Country Club, 8212 Barton Club Dr., Austin, Texas 78735, on Wednesday, June 10, 1998 at 8:30 a.m. Austin, Texas time and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about May 8, 1998.

     Unless the context indicates otherwise, "Prime" or the "Company" includes the Company and all of the other direct and indirect wholly-owned subsidiaries of the Company on a consolidated basis.

                                  ANNUAL REPORT

     Enclosed is an Annual Report to Shareholders for the year ended December 31, 1997 including audited financial statements. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

     Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Secretary of the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Secretary of the Company a later dated proxy.

                 OUTSTANDING COMMON STOCK; CERTAIN SHAREHOLDERS

     The voting securities of the Company are shares of its common stock, $.01 par value per share (the "Common Stock"), each share of which entitles the holder thereof to one vote. As of April 27, 1998, there were outstanding and entitled to vote 19,168,267 shares of Common Stock. Only shareholders of record at the close of business on April 27, 1998 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment(s) thereof.

     The following table sets forth certain information regarding certain owners of Common Stock as of April 27, 1998, with respect to (a) each person who is known by the Company to be the beneficial owner of more than five percent of the shares of Common Stock, (b) each director and nominee for director of the Company, (c) certain officers of the Company, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, the Company believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                                                 Beneficial Ownership
                                                 --------------------
Name                                           Number of
                                                Shares         Percent
                                                ------         -------
American Physicians Service Group, Inc.        3,064,503        16.0%
  1301 Capital of Texas Highway
  Austin, Texas 78746 ("APS")
Paul R. Butrus(1)                                182,675         1.0%
William E. Foree, M.D.(1)                        225,760         1.2%
Joseph Jenkins, M.D.(1)                           82,273          .4%
Stan Johnson(1)                                    1,000          --
Irwin Katz(1)                                     42,600          .2%
Michael Madler(1)                                 72,666          .4%
John McEntire(1)                                  18,333          .1%
Dan Myers, M.D.(1)                                72,841          .4%
William A. Searles(1)(2)                          20,933          .1%
Kenneth S. Shifrin(1)(2)                         272,400         1.4%
Michael J. Spalding, M.D.(1)                      68,998          .4%
Cheryl Williams(1)                               111,235          .6%
All directors and executive officers
     as a group (12 persons)                   1,171,714         6.0%
---------------------------
     (1) Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 27, 1998: Mr. Butrus, 37,500; Dr. Foree, 25,000; Dr. Jenkins, 25,000; Mr. Johnson, 1,000; Mr.
Katz, 37,500; Mr. Madler,  69,166; Mr. McEntire,  8,333; Dr. Myers,  18,750; Mr.
Searles, 20,833; Mr. Shifrin, 162,500; Dr. Spalding, 20,833; and Ms. Williams, 93,666.
     (2) Mr. Searles and Mr. Shifrin are each directors of APS and, together with the other officers and directors of APS, may share in the voting and investment power with respect to the shares of common stock of the Company owned by APS. Each of such persons disclaims the beneficial ownership of any such shares.

                             MANAGEMENT COMPENSATION

    Summary Compensation Table
    --------------------------

     Set forth below is information concerning aggregate compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three fiscal years (collectively, the ''Named Executives'').






                                                                     Annual                   Long-Term
                                                                  Compensation               Compensation
                                                                  ------------                  Awards
                                                                                              Securities
                                                                                              Underlying             All Other
        Name and Principal Position                Year      Salary($)      Bonus($)(1)      Options(#)(2)     Compensation($)(3)
       ---------------------------                 ----      ---------      -----------      -------------     ------------------
    Kenneth S. Shifrin..................           1997        183,336          327,709          25,000                696
        Chairman of the Board                      1996        115,225          178,947         100,000                696
                                                   1995        112,500           68,425             --                 696

    Joseph Jenkins, M.D.(4).............           1997        325,000           90,000          25,000              4,750
        President and Chief Executive Officer      1996        243,750              --           75,000                --

    Michael Madler......................           1997        150,000          158,758          25,000              5,014
        Sr. Vice President-Operations              1996        150,000          178,947          50,000              2,268
                                                   1995        150,000           68,425             --              37,081

    Dan Myers, M.D.(4) .................           1997        180,000           50,000          25,000              4,750
        Sr. Vice President-Development             1996        135,000              --           50,000                --

    Cheryl Williams.....................           1997        100,000          178,533          25,000              5,272
        Chief Financial Officer,                   1996         83,653          178,947          90,000              2,407
        Vice President-Finance and Secretary       1995         80,736           68,425             --                 228

    Stan Johnson........................           1997        165,006              --            5,000              4,750
        Vice President                             1996        173,733              --              --               5,029

    (1)  Reflects bonuses paid during the year.
    (2)  Options to acquire common stock.
    (3)  Consists of life insurance premiums paid during the fiscal year.
         Also reflects moving expenses reimbursed to Mr. Madler in the amount of $36,905.
    (4) Reflects compensation for Dr. Jenkins and Dr. Myers since May 1, 1996, the beginning of their employment with the company.

    Option Grants During 1997
    -------------------------

     The following table provides information related to options granted to the Named Executives during 1997. The company does not have any outstanding stock appreciation rights.

                                                                                                           Potential Realizable
                                            Number of      Percent of                                     Value at Assumed Annual
                                            Securities   Total Options                                     Rates of Stock Price
                                            Underlying    Granted to                                      Appreciation for Option
                                              Options    Employees in   Exercise Price                           Term (1)
                      Name                  Granted (#)   Fiscal Year    (2) ($/Sh)     Expiration Date    5 % ($)     10 % ($)
                      ----                  -----------   -----------    ----------     ---------------    -------     --------
Kenneth S. Shifrin........................     25,000          6 %          $10.50          07/01/02        72,524      160,259
     Chairman of the Board
Joseph Jenkins, M.D.......................     25,000          6 %          $10.50          07/01/02        72,524      160,259
     President and Chief Executive Officer
Michael Madler............................     25,000          6 %          $14.31          09/11/02        98,840      218,410
     Sr. Vice President , Operations
Dan Myers, M.D............................     25,000          6 %          $14.31          09/11/02        98,840      218,410
     Sr. Vice President, Development
Cheryl Williams...........................     25,000          6 %          $14.31          09/11/02        98,840      218,410
     Chief Financial Officer,
     Vice President, Finance and Secretary
Stan Johnson..............................      5,000          1 %          $10.50          03/19/03        14,505       32,052
     Vice President

__________________
     (1) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price on the date the option is granted (or exercise price) of the Company's common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates prescribed by the regulations, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's common stock. The potential realizable values are based on the exercise price of the option, not the current market price of the Company's common stock.
     (2) The exercise price of the option was equal to the fair market value of the common stock on the date of the grant.


    Option Exercises During 1997 and Option Values at December 31, 1997
    -------------------------------------------------------------------

     The following table provides information related to options exercised by the Named Executives during 1997 and the value of options held at December 31, 1997. The Company does not have any outstanding stock appreciation rights.


               Aggregated Option/SAR Exercises In Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                             Number of Securities
                                                            Underlying Unexercised          Value of Unexercised In-
                               Shares         Value        Options/ SARs at Fiscal           the-Money Options/SARs
                            Acquired on     Realized             Year-End                  at Fiscal Year-End ($) (2)
      Name                  Exercise (#)     ($) (1)   Exercisable (#) Unexercisable (#)   Exercisable    Unexercisable
      ----                  ------------     -------   --------------- -----------------   -----------    -------------
Kenneth S. Shifrin......         ---            ---          150,000       75,000            1,387,500          118,750
Joseph Jenkins, M.D.....         ---            ---           12,500       87,500               12,500           93,750
Stan Johnson............       8,000         57,500            8,000       29,000               62,080          202,490
Michael Madler..........         ---            ---           60,833       74,167              417,500          215,000
Dan Myers, M.D..........         ---            ---           12,500       62,500               12,500           12,500
Cheryl Williams.........         ---            ---           85,333       76,667              694,788           92,150

_____________________

     (1) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's common stock on the date of exercise and multiplying the difference by the number of shares of common stock purchased upon the exercise of the option.
     (2) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's common stock on December 31, 1997 ($13.75) and multiplying the difference by the number of shares of common stock underlying the option.


     Employment Agreements
     ---------------------

     The Company has entered into employment agreements with Joseph Jenkins, M.D., President and Chief Executive Officer of the Company and Stan D. Johnson, a Vice President of the Company. Dr. Jenkins is currently paid $325,000 per year and Mr. Johnson is currently paid $165,000 per year under such agreements. Each of these agreements provides for the payment of basic salary amounts, performance bonuses and other customary benefits. Dr. Jenkins' employment agreement provides for his employment through April 30, 1998. Mr. Johnson's employment agreement provides for his employment through September 30, 1998. The Company currently anticipates that Dr. Jenkins will remain with the Company in the same capacity and at the same compensation level after the expiration of his employment agreement. Each of the agreements entitles such individual to receive severance payments if the Company terminates such individual's employment without cause. In any such event, Dr. Jenkins would be entitled to receive compensation for the remainder of the term of his employment agreement at the highest annual rate of cash salary that he received from the Company prior to such termination. Mr. Johnson would be entitled to receive an amount equal to the lesser of $165,000 or the amount of salary otherwise payable to Mr. Johnson through September 30, 1998. Dr. Jenkins and Mr. Johnson may terminate their employment agreements with the Company with or without cause by providing sixty days prior written notice to the Board of Directors.

 Noncompetition Agreements
 -------------------------

     The Company has entered into noncompetition agreements with Dr. Jenkins, Mr. Johnson, Dr. Foree, Dr. Spalding, and Dr. Myers. While the terms of such agreements vary, they generally provide that each such person, during the period specified in his agreement, will not own, manage or control any business that competes with the Company and will not advise a customer or supplier of the Company to cancel or curtail its dealings with, or influence any employee of the Company to terminate his or her employment with, the Company.

Indemnity Agreements
--------------------

     The Company has entered into indemnity agreements with a number of persons who either are or have been officers, directors or key employees of the Company, including Mr. Shifrin, who is Chairman of the Board and a director of the Company; Dr. Jenkins, who is President and Chief Executive Officer and a director of the Company; Mr. Butrus, Dr. Foree, Mr. Katz, Mr. McEntire, Mr. Searles, and Dr. Spalding, who are directors of the Company; and Ms. Williams, Mr. Madler, Dr. Myers, and Mr. Johnson who are officers of the Company. The agreements generally provide that, to the extent permitted by law, the Company must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of the Company. In addition, the Company's and certain of its subsidiaries' certificates of incorporation provide for certain limitations on director liability.


                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     The business the Company is engaged in is highly competitive. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company has structured an executive compensation system tied to operating performance that the Company believes has enabled it to attract and retain key executives.

     During 1997, the Compensation Committee was comprised of Michael Spalding, M.D. and William A. Searles, both of whom are outside directors.

     The Compensation Committee has primary responsibility for determining executive compensation levels. The Board as a whole maintains a philosophy that compensation of executive officers, specifically including that of the Chairman and President, should be linked to both operating and stock price performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock price performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations.
                                        6

     In addition, the Company has utilized stock options to link executive compensation to stock price performance. The Committee feels that options are an effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

     For 1997, the Company's  executive  compensation  program consisted of base salary and a bonus based upon the achievement of specific performance measurements, including the increase in earnings and stock price over the prior year.

     The Company's objective is to obtain a financial performance that achieves several goals over time, including earnings-per-share growth, stock price growth and a proper diversification of business risks. The Committee believes that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.
                             Compensation Committee: Michael Spalding, M.D. and
                                                     William A. Searles



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Mr. William Searles, a Director, was paid $75,000 by the Company during 1997 for consulting services related to raising capital.

     Dr. Joseph Jenkins, President and Chief Executive Officer, currently owns limited partner interests in nine of the partnerships managed by the Company. In conjunction with the limited partner buyout program during 1997, the Company acquired all of the limited partner interests owned by Dr. Jenkins in five partnerships for a total purchase price of $410,315. Additionally, Dr. Jenkins received $104,602 in cash distributions from partnerships in which he had ownership interests during 1997.

     Dr. Dan Myers, Sr. Vice President, currently owns limited partner interests in eleven of the partnerships managed by the Company. In conjunction with the limited partner buyout program during 1997, the Company acquired all of the limited partner interests owned by Dr. Myers in seven partnerships for a total purchase price of $654,315. Additionally, Dr. Myers received $170,915 in cash distributions from partnerships in which he had ownership interests during 1997.

     The Company's principal executive office is located in Austin, Texas in an office building owned by APS. The Company pays APS approximately $7,500 per month, which includes rental payments for approximately 5,575 square feet of office space, reception and telephone services, and certain other services and facilities. This lease expires in December, 1998.

                         SECTION 16 FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except as follows. Mr. Searles and Dr. Spalding did not timely file a Form 4 relating to a disposition of shares. Each of such Forms were subsequently filed by these persons.


                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     Cumulative voting is not permitted in the election of directors of the Company. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of Common Stock will be entitled to one vote for each share of Common Stock owned of record by such shareholder at the close of business on April 27, 1998.

                              SHAREHOLDER PROPOSALS

     Any shareholder of the Company meeting certain minimum stock ownership and holding period requirements may present a proposal for action at the annual meeting of shareholders to be held in 1999. Such shareholder must deliver the proposal to the executive offices of the Company no later than January 15, 1999, unless the Company notifies the shareholders otherwise. Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement. The Board of Directors will consider nominations for directors of the Company to be elected at the Annual Meeting of Shareholders to be held in 1999 that are submitted in writing by any shareholder of the Company prior to January 15, 1999.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters: (a) "FOR" the eight persons for election to the Board of Directors; (b) "FOR" the amendment to the Company's 1993 Stock Option Plan (the "Option Plan") and (c) in the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof. The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

                              ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the Board of Directors has, by resolution, fixed the number of directors at eight and eight directors will be elected. All nominees will be elected to hold office until the next annual meeting of shareholders of the Company or until his successor is elected and qualified. Each nominee is presently a director of the Company. The Board of Directors held six meetings during the year ended December 31, 1997, and each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the board on which he served.


                                                               Director of
         Name                       Age                       Company Since
         ----                       ---                       -------------
Paul Butrus                          57                             1992
William E. Foree, M.D.               66                             1993
Joseph Jenkins, M.D., J.D.           50                             1996
Irwin Katz                           78                             1986
J.A. McEntire IV                     36                             1996
William A. Searles                   55                             1989
Kenneth S. Shifrin                   49                             1989
Michael J. Spalding, M.D.            57                             1993

     The Company pays Dr. Foree, Mr. Katz, Mr. McEntire, Mr. Searles and Dr. Spalding a monthly fee of $1,250 for serving as a director of the Company. The Company's directors are also eligible to receive stock options under the Option Plan. The Company's directors receive reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors.

     Mr. Butrus has been a Director of the Company since September, 1992. Mr. Butrus is also an Executive Vice President and a director of MAIC Holdings, Inc. ("MAIC") and its subsidiary, Mutual Assurance, Inc. ("Mutual Assurance") and has served in such positions since 1991. Mutual Assurance is a property and casualty insurance company.

     Dr. Foree has been a Director of the Company since October 1993. Dr. Foree is a board certified urologist and has been practicing medicine since 1965.

     Dr. Jenkins has been President and Chief Executive Officer and a Director of the Company since April 1996. From May 1990 until December 1991, Dr. Jenkins was a Vice President of Lithotripters, Inc., which became a wholly-owned subsidiary of the Company in April 1996. Since January 1992, Dr. Jenkins has been President of Lithotripters, Inc. Dr. Jenkins is a board certified urologist and is a founding member, a past president and currently a director of the American Lithotripsy Society.

     Mr. Katz has been a Director of the Company since 1986. From 1952 until his retirement in January 1987, Mr. Katz was a partner with Katz, Sapper & Miller (certified public accountants).

     Mr. McEntire has been a Director of the Company since September 1996. Mr. McEntire is currently managing partner of M2 Capital Partners, a private equity investment firm. From August, 1994 to December, 1996, Mr. McEntire served as Vice President of Strategic Planning and Corporate Development for Parker and Parsley Petroleum, Inc., an oil and gas exploration company. Prior to 1994, Mr. McEntire spent 10 years in commercial banking and corporate finance.

     Mr. Searles has been a Director of the Company since October 1989. He is an independent business consultant and from 1981 to 1989 was associated with Bear, Stearns & Co., Inc., an investment banking firm, most recently as an Associate Director/Limited Partner. He currently serves as a Director of APS.

     Mr. Shifrin has been Chairman of the Board since October 1989. Mr. Shifrin has served in various capacities with APS since February 1985, and is currently the Chairman of the Board and Chief Executive Officer of APS. Mr. Shifrin is a Director of APS. Mr. Shifrin is a member of the Young Presidents' Organization.

     Dr. Spalding has been a Director since October 1993. Dr. Spalding is a board certified urologist and has been practicing medicine since 1973. Dr. Spalding was the Chairman of Tennessee Valley Lithotripters, which was acquired by the Company in 1993.

     No family relationships exist among the officers or directors of the Company. Except as indicated above, no Director of the Company is a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section

15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

     Should any nominee named herein for the office of director become unwilling or unable to accept nomination of election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any nominee named above will be unwilling or unable to serve.

     The Board of Directors of the Company has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to the Company, including matters relating to the independence of such accountants. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of executive officers, including issuance of options under the Option Plan. The Nominating Committee has primary responsibility for nominating persons for election to the Board of Directors. Mr. Katz and Dr. Foree serve on the Audit Committee, which held one meeting during 1997. Dr. Spalding and Mr. Searles serve on the Compensation Committee which held one meeting during 1997. Mr. Katz, Mr. Butrus and Mr. Searles serve on the Nominating Committee, which held one meeting during 1997.


           The Board recommends a vote FOR each nominee for Director.


                                PROPOSAL TO AMEND
                           THE 1993 STOCK OPTION PLAN

     The Company's 1993 Stock Option Plan currently provides that the aggregate number of shares of Common Stock that may be issued upon the exercise of all options under the Option Plan shall not exceed 2,500,000. As of March 31, 1998, 2,347,500 shares had been issued pursuant to the Option Plan, of which options covering 984,000 shares of common stock have been exercised and options covering 1,363,500 shares of common stock were outstanding. There were 152,500 shares remaining to be issued on the Option Plan. The Board of Directors of the Company, on March 26, 1998, subject to stockholder approval at the Annual Meeting, approved an amendment to the Option Plan to increase the aggregate number of shares that may be issued thereunder by 750,000 to 3,250,000. The Company has in the past utilized stock options as a significant element of compensation to officers, key employees and directors and intends to continue to do so. The Board of Directors believes that the effect of this amendment will be to preserve the benefits to the Company of the Option Plan by ensuring that officers, directors and other key employees continue to receive options.

        The Board recommends a vote FOR the amendment to the Option Plan.

                                Performance Graph

     The following graph compares the Company's cumulative total stockholder return with the cumulative total stockholder returns of the NASDAQ Market Index and the NASDAQ Health Secondary Index, for the period from January 1, 1992 through December 31, 1997.

[GRAPHIC OMITTED]
                                                                  NASDAQ
                                            Total US              Health
December 31,             PRIME               NASDAQ              Services
------------             -----               ------              --------
   1992                   100                  100                   100
   1993                    75                  115                   115
   1994                    84                  112                   124
   1995                   225                  159                   157
   1996                   272                  195                   157
   1997                   345                  240                   160

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997. KPMG Peat Marwick LLP has advised the Company that, in accordance with professional standards, it will not perform any non-audit service which would impair its independence for purposes of expressing an opinion on the Company's financial statements. A representative of KPMG Peat Marwick LLP will attend the meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.



                                  OTHER MATTERS

     The Board of Directors of the Company does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                            By Order of the Board of Directors

                                            /s/ CHERYL L. WILLIAMS
                                            -----------------------
                                            CHERYL L. WILLIAMS, Secretary


Austin, Texas
May 8, 1998

                          PRIME MEDICAL SERVICES, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 10, 1998

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Prime Medical Services, Inc. (the "Company") to be held June 10, 1998, and the Proxy Statement in connection therewith, each dated May 8, 1998, (b) appoints Kenneth S. Shifrin and Cheryl L. Williams, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent them and vote, as designated below, all the shares of Common Stock of Prime Medical Services, Inc. held of record by the undersigned on April 27, 1998 at such annual meeting and at any adjournment(s) thereof and
(d) revokes any proxies heretofore given.

1.   Election of Directors:
     / /  FOR all nominees listed below
          (except as marked to the contrary below).

     / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:
     Paul Butrus, William E. Foree, M.D., Joseph Jenkins, M.D., Irwin Katz, J.A. McEntire IV, William A. Searles, Kenneth S. Shifrin and Michael J. Spalding, M.D.

INSTRUCTION:  To withhold  authority to vote for any  individual  nominee, write
the    nominee's    name    on    the    space     provided     below.)
______________________________________________________________________________

2.   To Approve an amendment to the 1993 Stock Option Plan.
     / /  FOR
     / /  AGAINST
     / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.


     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

                                     Date: ________________, 1998

                                     ____________________________

                                     ____________________________

                                     Please sign exactly and as fully
                                     as your name appears on your certificate, date, and return promptly. When signing on behalf of a corporation, partnership, estate, trust, or in any other representative capacity, please sign name and title. For joint accounts, each joint owner must sign.